HEI Exhibit 99
NEWS RELEASE
May 5, 2017

Contact:	Clifford H. Chen	Telephone: (808) 543-7300
	Treasurer & Manager, Investor Relations & Strategic Planning	E-mail: ir@hei.com

HEI REPORTS FIRST QUARTER 2017 EARNINGS
Diluted Earnings Per Share (EPS) of $0.31

HONOLULU - Hawaiian Electric Industries, Inc. (HEI) (NYSE - HE) today reported consolidated net income for common stock for the first quarter of 2017 of $34.2 million and diluted earnings per share (EPS) of $0.31 compared to $32.4 million and EPS of $0.30 for the first quarter of 2016. Core earnings1 were $34.2 million and core EPS1 of $0.31 in the first quarter of 2017 compared to $35.3 million and $0.33, respectively, in the first quarter of 2016.
“Our utilities continue to be leaders in the transformation to clean energy and we’re making significant upgrades to our grids to make them more resilient, reliable and renewable-ready. At American Savings Bank, we continue to deliver solid year over year earnings growth and strong first quarter annualized deposit growth of 9.1% while maintaining healthy capital levels,” said Constance H. Lau, HEI president and chief executive officer.

HAWAIIAN ELECTRIC COMPANY EARNINGS
Hawaiian Electric Company’s2 net income for the first quarter of 2017 was $21.5 million compared to $25.4 million in the first quarter of 2016. Core earnings were $21.5 million and $26.7 million in the first quarters of 2017 and 2016, respectively. The $5.3 million core net income decrease from the prior year quarter was primarily driven by the following after-tax items:

_________________
Note: Amounts indicated as “after-tax” in this earnings release are based upon adjusting items for the composite statutory tax rates of 39% for the utilities and 40% for the bank.
1 Non-GAAP measure that excludes income and costs after-tax related to the terminated merger with NextEra Energy, Inc., the cancelled spin-off of ASB Hawaii, Inc., and the termination of the liquefied natural gas (LNG) contract which required PUC approval of the merger with NextEra Energy, Inc. (the “Transaction Adjustments”). See the “Explanation of HEI’s Use of Certain Unaudited Non-GAAP measures” and the related reconciliation.

[2]	Hawaiian Electric Company, unless otherwise defined, refers to the three utilities, Hawaiian Electric Company, Inc. on Oahu, Maui Electric Company, Limited, and Hawaii Electric Light Company, Inc.

Hawaiian Electric Industries, Inc.
May 5, 2017

•
$5 million lower net revenues[3] mainly due to the expiration of the Hawaii Public Utilities Commission-approved 2013 settlement agreement with the Consumer Advocate that had allowed Hawaiian Electric to record calendar year rate adjustment mechanism revenues from January 1, 2014 - December 31, 2016[4]; and

•	$1 million higher depreciation expense as a result of increasing investments for the integration of more renewable energy and improved customer reliability.
These items were partially offset by $1 million (after-tax) lower operations and maintenance expenses5 compared to the prior year quarter which included power supply improvement plan consulting expenses of $2 million (after-tax). The first quarter of 2017 also included additional reserves for environmental costs of $1 million (after-tax).

AMERICAN SAVINGS BANK EARNINGS
    American Savings Bank’s (American) net income for the first quarter of 2017 was $15.8 million compared to $16.2 million in the fourth (or linked) quarter of 2016 and $12.7 million in the first quarter of 2016.
Compared to the first quarter of 2016, the $3.1 million increase was primarily driven by $3 million (after-tax) higher net interest income mainly due to growth in the commercial real estate and consumer loan portfolios as well as the deployment of strong deposit growth into our investment portfolio.

_________________

[3]
Net revenues represent the after-tax impact of “Revenues” less the following expenses which are largely pass through items in revenues: “fuel oil,” “purchased power” and “taxes, other than income taxes” as shown on the Hawaiian Electric Company, Inc. and Subsidiaries’ Condensed Consolidated Statements of Income.

[4]
With the expiration of the 2013 settlement agreement with the Consumer Advocate that was approved by the PUC, in 2017 the Oahu rate adjustment mechanism (RAM) revenues revert to being recorded for accounting purposes from a calendar year recognition period to a period beginning on June 1 of each year through May 31 of the subsequent year.  The periods in which the cash reflecting RAM revenues is collected did not change as a result of the settlement agreement and have always been aligned to the June 1 to May 31 periods. Therefore, the expiration of the 2013 settlement agreement will have no impact on Hawaiian Electric Company cash collections.

[5]
Excludes net income neutral expenses covered by surcharges or by third parties and merger-related costs including the terminated LNG contract costs. See the “Explanation of HEI’s Use of Certain Unaudited Non-GAAP measures” and the related reconciliation.

Hawaiian Electric Industries, Inc.
May 5, 2017

Compared to the linked fourth quarter of 2016, the $0.4 million decrease was primarily driven by the following on an after-tax basis:

•	$1 million higher net interest income driven mainly by higher yields in our investment portfolio and growth in our consumer portfolio; and

•	$1 million lower noninterest expense.
These increases were offset by the following on an after-tax basis:

•	$1 million higher provision for loan losses including additional reserves for a commercial real estate relationship in the first quarter of 2017; and

•	$1 million lower noninterest income primarily due to lower mortgage banking income as a result of a reduction in residential mortgage refinancing activity.
Total loans were $4.7 billion at March 31, 2017, and included growth in the residential and consumer loan portfolio during the first quarter of 2017. The reduction in our exposure to national credits, a loan payoff connected with a completed construction project, and the resolution and payoff of a prior nonperforming commercial loan contributed to the 1.2% annualized decline in our loan portfolio in the first quarter of 2017.
Total deposits were $5.7 billion at March 31, 2017, an increase of $126 million or 9.1% annualized increase from December 31, 2016. Low-cost core deposits increased $140 million or 11.4% annualized increase from December 31, 2016. The average cost of funds was 0.20% for the first quarter of 2017 compared to 0.22% for the fourth quarter of 2016 and 0.23% for the first quarter of 2016.
Overall, American achieved solid profitability in the first quarter of 2017 with a return on average equity of 10.8% and a return on average assets of 0.98%.
For additional information, refer to the American news release issued on April 28, 2017.

HOLDING AND OTHER COMPANIES
The holding and other companies’ net losses were $3.1 million in the first quarter of 2017 compared to the $5.7 million net loss in the first quarter of 2016. Excluding the Transaction

Hawaiian Electric Industries, Inc.
May 5, 2017

Adjustments which totaled $1.5 million in the first quarter of 2016, holding and other companies’ net losses were $3.1 million and $4.2 million in the first quarters of 2017 and 2016, respectively. The lower net loss was primarily driven by tax benefits in the first quarter of 2017 related to the adoption of an accounting standard update on share-based compensation.

WEBCAST AND CONFERENCE CALL TO DISCUSS EARNINGS AND EPS GUIDANCE
HEI will conduct a webcast and conference call to review its first quarter of 2017 earnings and 2017 EPS guidance on Friday, May 5, 2017, at 8:00 a.m. Hawaii time (2:00 p.m. Eastern time).
Interested parties within the United States may listen to the conference by calling (844) 834-0652 and international parties may listen to the conference by calling (412) 317-5198 or by accessing the webcast on HEI’s website, www.hei.com under the heading “Investor Relations.”  HEI and Hawaiian Electric Company intend to continue to use HEI’s website as a means of disclosing additional information. Such disclosures will be included on HEI’s website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, Hawaiian Electric Company’s and American’s press releases, HEI’s and Hawaiian Electric Company’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s and Hawaiian Electric Company’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and Hawaiian Electric Company’s SEC filings.
An online replay of the webcast will be available at the same website beginning about two hours after the event. Replays of the conference call will also be available approximately two hours after the event through May 19, 2017, by dialing (877) 344-7529 or (412) 317-0088 and entering passcode: 10104146.
HEI supplies power to approximately 95% of Hawaii’s population through its electric utilities, Hawaiian Electric Company, Inc., Hawaii Electric Light Company, Inc. and Maui Electric Company, Limited and provides a wide array of banking and other financial services to consumers and businesses through American Savings Bank, F.S.B., one of Hawaii’s largest financial institutions.

Hawaiian Electric Industries, Inc.
May 5, 2017

NON-GAAP MEASURES
See “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and related reconciliations on pages 12 to 13 of this release.

FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this release should be read in conjunction with the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Annual Report on Form 10-K for the year ended December 31, 2016 and HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric Company, American and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
###

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three months ended March 31
(in thousands, except per share amounts)	2017	2016
Revenues
Electric utility	$518,611	$482,052
Bank	72,856	68,840
Other	95	68
Total revenues	591,562	550,960
Expenses
Electric utility	469,673	426,726
Bank	48,696	49,246
Other	5,331	6,137
Total expenses	523,700	482,109
Operating income (loss)
Electric utility	48,938	55,326
Bank	24,160	19,594
Other	(5,236)	(6,069)
Total operating income	67,862	68,851
Interest expense, net—other than on deposit liabilities and other bank borrowings	(19,568)	(20,126)
Allowance for borrowed funds used during construction	889	662
Allowance for equity funds used during construction	2,399	1,739
Income before income taxes	51,582	51,126
Income taxes	16,916	18,301
Net income	34,666	32,825
Preferred stock dividends of subsidiaries	473	473
Net income for common stock	$34,193	$32,352
Basic earnings per common share	$0.31	$0.30
Diluted earnings per common share	$0.31	$0.30
Dividends per common share	$0.31	$0.31
Weighted-average number of common shares outstanding	108,674	107,620
Weighted-average shares assuming dilution	108,858	107,781
Net income (loss) for common stock by segment
Electric utility	$21,465	$25,367
Bank	15,813	12,673
Other	(3,085)	(5,688)
Net income for common stock	$34,193	$32,352
Comprehensive income attributable to Hawaiian Electric Industries, Inc.	$35,178	$41,152
Return on average common equity (twelve months ended)[1]	12.5%	8.4%
This information should be read in conjunction with the condensed consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.
1 On a core basis, 2017 and 2016 returns on average common equity (twelve months ended March 31) were 9.4% and 9.1%, respectively.  See reconciliation of GAAP to non-GAAP measures.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(dollars in thousands)	March 31, 2017	December 31, 2016
Assets
Cash and cash equivalents	$234,230	$278,452
Accounts receivable and unbilled revenues, net	252,416	237,950
Available-for-sale investment securities, at fair value	1,228,922	1,105,182
Stock in Federal Home Loan Bank, at cost	11,706	11,218
Loans receivable held for investment, net	4,669,274	4,683,160
Loans held for sale, at lower of cost or fair value	10,454	18,817
Property, plant and equipment, net of accumulated depreciation of $2,475,562 and $2,444,348 at March 31, 2017 and December 31, 2016, respectively	4,641,514	4,603,465
Regulatory assets	945,409	957,451
Other	467,160	447,621
Goodwill	82,190	82,190
Total assets	$12,543,275	$12,425,506
Liabilities and shareholders’ equity
Liabilities
Accounts payable	$160,819	$143,279
Interest and dividends payable	27,407	25,225
Deposit liabilities	5,675,090	5,548,929
Short-term borrowings—other than bank	2,300	—
Other bank borrowings	200,154	192,618
Long-term debt, net—other than bank	1,618,651	1,619,019
Deferred income taxes	740,506	728,806
Regulatory liabilities	419,940	410,693
Contributions in aid of construction	541,574	543,525
Defined benefit pension and other postretirement benefit plans liability	632,964	638,854
Other	423,989	473,512
Total liabilities	10,443,394	10,324,460
Preferred stock of subsidiaries - not subject to mandatory redemption	34,293	34,293
Shareholders’ equity
Preferred stock, no par value, authorized 10,000,000 shares; issued: none	—	—
Common stock, no par value, authorized 200,000,000 shares; issued and outstanding: 108,745,265 shares and 108,583,413 shares at March 31, 2017 and December 31, 2016, respectively	1,658,280	1,660,910
Retained earnings	439,452	438,972
Accumulated other comprehensive loss, net of tax benefits	(32,144)	(33,129)
Total shareholders’ equity	2,065,588	2,066,753
Total liabilities and shareholders’ equity	$12,543,275	$12,425,506
This information should be read in conjunction with the condensed consolidated financial statements and the notes thereto in HEI filings with the SEC.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended March 31
(dollars in thousands, except per barrel amounts)	2017	2016
Revenues	$518,611	$482,052
Expenses
Fuel oil	144,270	113,740
Purchased power	127,124	115,859
Other operation and maintenance	100,240	103,908
Depreciation	48,216	46,781
Taxes, other than income taxes	49,823	46,438
Total expenses	469,673	426,726
Operating income	48,938	55,326
Allowance for equity funds used during construction	2,399	1,739
Interest expense and other charges, net	(17,504)	(17,308)
Allowance for borrowed funds used during construction	889	662
Income before income taxes	34,722	40,419
Income taxes	12,758	14,553
Net income	21,964	25,866
Preferred stock dividends of subsidiaries	229	229
Net income attributable to Hawaiian Electric	21,735	25,637
Preferred stock dividends of Hawaiian Electric	270	270
Net income for common stock	$21,465	$25,367
Comprehensive income attributable to Hawaiian Electric	$21,924	$26,383
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
Hawaiian Electric	1,525	1,557
Hawaii Electric Light	253	258
Maui Electric	260	270
	2,038	2,085
Cooling degree days (Oahu)	884	884
Average fuel oil cost per barrel	$65.85	$53.99

Twelve months ended March 31	2017	2016
Return on average common equity (%) (simple average)
Hawaiian Electric	7.88	7.85
Hawaii Electric Light	7.47	7.26
Maui Electric	8.07	8.53
Hawaiian Electric Consolidated	7.84	7.85
This information should be read in conjunction with the condensed consolidated financial statements and the notes thereto in Hawaiian Electric filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(dollars in thousands, except par value)	March 31, 2017	December 31, 2016
Assets
Property, plant and equipment
Utility property, plant and equipment
Land	$53,157	$53,153
Plant and equipment	6,651,094	6,605,732
Less accumulated depreciation	(2,399,222)	(2,369,282)
Construction in progress	230,072	211,742
Utility property, plant and equipment, net	4,535,101	4,501,345
Nonutility property, plant and equipment, less accumulated depreciation of $1,232 at March 31, 2017 and December 31, 2016	7,410	7,407
Total property, plant and equipment, net	4,542,511	4,508,752
Current assets
Cash and cash equivalents	13,207	74,286
Customer accounts receivable, net	117,990	123,688
Accrued unbilled revenues, net	97,632	91,693
Other accounts receivable, net	20,388	5,233
Fuel oil stock, at average cost	73,874	66,430
Materials and supplies, at average cost	57,045	53,679
Prepayments and other	28,934	23,100
Regulatory assets	81,952	66,032
Total current assets	491,022	504,141
Other long-term assets
Regulatory assets	863,457	891,419
Unamortized debt expense	183	208
Other	71,869	70,908
Total other long-term assets	935,509	962,535
Total assets	$5,969,042	$5,975,428
Capitalization and liabilities
Capitalization
Common stock ($6 2/3 par value, authorized 50,000,000 shares; outstanding 16,019,785 shares at March 31, 2017 and December 31, 2016)	$106,818	$106,818
Premium on capital stock	601,491	601,491
Retained earnings	1,091,323	1,091,800
Accumulated other comprehensive income (loss), net of income taxes	137	(322)
Common stock equity	1,799,769	1,799,787
Cumulative preferred stock — not subject to mandatory redemption	34,293	34,293
Long-term debt, net	1,318,871	1,319,260
Total capitalization	3,152,933	3,153,340
Current liabilities
Short-term borrowings from non-affiliates	1,500	—
Accounts payable	129,863	117,814
Interest and preferred dividends payable	26,174	22,838
Taxes accrued	131,330	172,730
Regulatory liabilities	2,691	3,762
Other	56,235	55,221
Total current liabilities	347,793	372,365
Deferred credits and other liabilities
Deferred income taxes	746,017	733,659
Regulatory liabilities	417,249	406,931
Unamortized tax credits	91,012	88,961
Defined benefit pension and other postretirement benefit plans liability	593,856	599,726
Other	78,608	76,921
Total deferred credits and other liabilities	1,926,742	1,906,198
Contributions in aid of construction	541,574	543,525
Total capitalization and liabilities	$5,969,042	$5,975,428
This information should be read in conjunction with the condensed consolidated financial statements and the notes thereto in Hawaiian Electric filings with the SEC.

American Savings Bank, F.S.B.
STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended
(in thousands)	March 31, 2017	December 31, 2016	March 31, 2016
Interest and dividend income
Interest and fees on loans	$50,742	$51,203	$48,437
Interest and dividends on investment securities	6,980	4,965	5,017
Total interest and dividend income	57,722	56,168	53,454
Interest expense
Interest on deposit liabilities	2,103	2,013	1,592
Interest on other borrowings	816	1,172	1,485
Total interest expense	2,919	3,185	3,077
Net interest income	54,803	52,983	50,377
Provision for loan losses	3,907	1,497	4,766
Net interest income after provision for loan losses	50,896	51,486	45,611
Noninterest income
Fees from other financial services	5,610	5,585	5,499
Fee income on deposit liabilities	5,428	5,714	5,156
Fee income on other financial products	1,866	2,144	2,205
Bank-owned life insurance	983	1,017	998
Mortgage banking income	789	1,529	1,195
Other income, net	458	470	333
Total noninterest income	15,134	16,459	15,386
Noninterest expense
Compensation and employee benefits	23,237	22,920	22,434
Occupancy	4,154	4,077	4,138
Data processing	3,280	3,431	3,172
Services	2,360	2,961	2,911
Equipment	1,748	1,745	1,663
Office supplies, printing and postage	1,535	1,644	1,365
Marketing	517	982	861
FDIC insurance	728	839	884
Other expense	4,311	4,539	3,975
Total noninterest expense	41,870	43,138	41,403
Income before income taxes	24,160	24,807	19,594
Income taxes	8,347	8,590	6,921
Net income	$15,813	$16,217	$12,673
Comprehensive income	$16,648	$2,540	$20,310
OTHER BANK INFORMATION (annualized %, except as of period end)
Return on average assets	0.98	1.02	0.84
Return on average equity	10.82	11.09	8.89
Return on average tangible common equity	12.58	12.90	10.39
Net interest margin	3.68	3.59	3.62
Efficiency ratio	59.87	62.12	62.96
Net charge-offs to average loans outstanding	0.29	0.40	0.21
As of period end
Nonaccrual loans to loans receivable held for investment	0.41	0.49	1.01
Allowance for loan losses to loans outstanding	1.19	1.17	1.13
Tangible common equity to tangible assets	7.78	7.82	8.08
Tier-1 leverage ratio	8.5	8.6	8.7
Total capital ratio	13.6	13.4	13.2
Dividend paid to HEI (via ASB Hawaii, Inc.) ($ in millions)	$9.4	$9.0	$9.0
This information should be read in conjunction with the condensed consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B.
BALANCE SHEETS DATA
(Unaudited)

(in thousands)	March 31, 2017		December 31, 2016
Assets
Cash and due from banks		$125,901		$137,083
Interest-bearing deposits		94,573		52,128
Restricted cash		—		1,764
Available-for-sale investment securities, at fair value		1,228,922		1,105,182
Stock in Federal Home Loan Bank, at cost		11,706		11,218
Loans receivable held for investment		4,725,271		4,738,693
Allowance for loan losses		(55,997)		(55,533)
Net loans		4,669,274		4,683,160
Loans held for sale, at lower of cost or fair value		10,454		18,817
Other		336,626		329,815
Goodwill		82,190		82,190
Total assets		$6,559,646		$6,421,357
Liabilities and shareholder’s equity
Deposit liabilities–noninterest-bearing		$1,696,390		$1,639,051
Deposit liabilities–interest-bearing		3,978,700		3,909,878
Other borrowings		200,154		192,618
Other		98,223		101,635
Total liabilities		5,973,467		5,843,182
Common stock		1		1
Additional paid in capital		343,435		342,704
Retained earnings		264,381		257,943
Accumulated other comprehensive loss, net of tax benefits
Net unrealized losses on securities	$(7,708)		$(7,931)
Retirement benefit plans	(13,930)	(21,638)	(14,542)	(22,473)
Total shareholder’s equity		586,179		578,175
Total liabilities and shareholder’s equity		$6,559,646		$6,421,357

This information should be read in conjunction with the condensed consolidated financial statements and the notes thereto in HEI filings with the SEC.

EXPLANATION OF HEI’S USE OF CERTAIN UNAUDITED NON-GAAP MEASURES
HEI and Hawaiian Electric Company management use certain non-GAAP measures to evaluate the performance of HEI and the utility. Management believes these non-GAAP measures provide useful information and are a better indicator of the companies’ core operating activities given the non-recurring nature of these items. Core earnings and other financial measures as presented here may not be comparable to similarly titled measures used by other companies. The accompanying tables provide a reconciliation of reported GAAP1 earnings to non-GAAP core earnings and the adjusted return on average common equity (ROACE) for HEI and the utility.
The reconciling adjustments from GAAP earnings to core earnings are limited to income, costs and associated taxes related to the terminated merger between HEI and NextEra Energy, Inc., the cancelled spin-off of ASB Hawaii, Inc., and the termination of the liquefied natural gas (LNG) contract which required the Hawaii Public Utilities Commission approval of the merger with NextEra Energy, Inc. For more information on the transactions, see HEI’s Form 8-K filed on July 18, 2016 and HEI’s Form 8-K filed on July 19, 2016. Management does not consider these items to be representative of the company’s fundamental core earnings.
The accompanying table also provides the calculation of utility GAAP O&M adjusted for costs related to the terminated merger discussed above. “O&M-related net income neutral items” which are O&M expenses covered by specific surcharges or by third parties have also been excluded. These “O&M-related net income neutral items” are grossed-up in revenue and expense and do not impact net income.

RECONCILIATION OF GAAP[1] TO NON-GAAP MEASURES
Hawaiian Electric Industries, Inc. and Subsidiaries (HEI)
Unaudited	Three months ended March 31
($ in millions, except per share amounts)	2017	2016
HEI CONSOLIDATED COSTS RELATED TO THE TERMINATED MERGER WITH NEXTERA ENERGY AND CANCELLED SPIN-OFF OF ASB HAWAII
Pre-tax expenses	$—	$1.6
Current income tax benefits	—	—
After-tax expenses	$—	$1.6
HEI CONSOLIDATED LNG CONTRACT COSTS[2]
Pre-tax expenses	$—	$2.2
Current income tax benefits	—	(0.9)
After-tax expenses	$—	$1.3
HEI CONSOLIDATED NET INCOME
GAAP (as reported)	$34.2	$32.4
Excluding special items (after-tax):
Costs related to the terminated merger with NextEra Energy and cancelled spin-off of ASB Hawaii	—	1.6
Costs related to the terminated LNG contract[2]	—	1.3
Non-GAAP (core) net income	$34.2	$35.3
HEI CONSOLIDATED DILUTED EARNINGS PER COMMON SHARE
GAAP (as reported)	$0.31	$0.30
Excluding special items (after-tax):
Costs related to the terminated merger with NextEra Energy and cancelled spin-off of ASB Hawaii	—	0.01
Costs related to the terminated LNG contract[2]	—	0.01
Non-GAAP (core) diluted earnings per common share	$0.31	$0.33
	Twelve months ended March 31
	2017	2016
HEI CONSOLIDATED RETURN ON AVERAGE COMMON EQUITY (ROACE) (simple average)
Based on GAAP	12.5%	8.4%
Based on non-GAAP (core)[3]	9.4%	9.1%

Note: Columns may not foot due to rounding
[1] Accounting principles generally accepted in the United States of America
[2] The LNG contract was terminated as it was conditioned on the merger with NextEra Energy closing
[3] Calculated as core net income divided by average GAAP common equity

RECONCILIATION OF GAAP[1] TO NON-GAAP MEASURES
Hawaiian Electric Company, Inc. and Subsidiaries
Unaudited	Three months ended March 31
($ in millions)	2017	2016
HAWAIIAN ELECTRIC CONSOLIDATED COSTS RELATED TO THE TERMINATED MERGER WITH NEXTERA ENERGY
Pre-tax expenses	$—	$0.1
Current income tax benefits	—	—
After-tax expenses	$—	$—
HAWAIIAN ELECTRIC CONSOLIDATED LNG CONTRACT COSTS[2]
Pre-tax expenses	$—	$2.2
Current income tax benefits	—	(0.9)
After-tax expenses	$—	$1.3
HAWAIIAN ELECTRIC CONSOLIDATED NET INCOME
GAAP (as reported)	$21.5	$25.4
Excluding special items (after-tax):
Costs related to the terminated merger with NextEra Energy	—	—
Costs related to the terminated LNG contract[2]	—	1.3
Non-GAAP (core) net income	$21.5	$26.7

	Twelve months ended March 31
	2017	2016
HAWAIIAN ELECTRIC CONSOLIDATED RETURN ON AVERAGE COMMON EQUITY (ROACE) (simple average)
Based on GAAP	7.84%	7.85%
Based on non-GAAP (core)[3]	7.88%	7.95%

	Three months ended March 31
($ in millions)	2017	2016
HAWAIIAN ELECTRIC CONSOLIDATED OTHER OPERATION AND MAINTENANCE (O&M) EXPENSE
GAAP (as reported)	$100.2	$103.9
Excluding O&M-related net income neutral items[4]	1.1	1.6
Excluding costs related to the terminated merger with NextEra Energy	—	0.1
Excluding costs related to the terminated LNG contract[2]	—	2.2
Non-GAAP (Adjusted other O&M expense)	$99.1	$100.0
Note: Columns may not foot due to rounding
[1] Accounting principles generally accepted in the United States of America
[2] The LNG contract was terminated as it was conditioned on the merger with NextEra Energy closing
[3] Calculated as core net income divided by average GAAP common equity
[4] Expenses covered by surcharges or by third parties recorded in revenues